CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 18, 2003, relating to the financial statements and financial highlights which appears in the January 31, 2003 Annual Report to Shareholders of Liberty New York Tax-Exempt Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants/Auditors of the Funds" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 27, 2003